================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Oxis International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            OXIS INTERNATIONAL, INC.
                        6040 N. CUTTER CIRCLE, SUITE 317
                             PORTLAND, OREGON 97217

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 13, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OXIS International, Inc., a Delaware corporation ("OXIS" or the "Company"), will be held at the Fifth Avenue Suites Hotel, 506 S.W. Washington, Portland, Oregon 97205, on Monday, July 13, 1998 at 1:30 p.m. (local time), for the following purposes:

     1. To elect a Board of nine (9) Directors to serve for the ensuing year and until their successors are elected.

     2. To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to increase the authorized number of shares of OXIS common stock from 50,000,000 shares to 95,000,000 shares.

     3. To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to reduce the par value of OXIS common stock from fifty cents ($.50) to one-tenth of one cent ($.001).

     4. To consider and act upon a proposal to authorize the Company's Board of Directors to amend the Company's Second Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's Common Stock.

     5. To transact such other and further business as may properly come before the meeting or adjournment or adjournments thereof.

     Common stockholders and holders of Series B and Series C Preferred Stock of record at the close of business on June 5, 1998, are entitled to notice of and to vote at the meeting. A complete list of such stockholders is open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, located at 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, is enclosed herewith.



                                    By Order of the Board of Directors

                                    /s/ Jon S. Pitcher

                                    Jon S. Pitcher, Secretary

Dated:  June 8, 1998

     You are urged to fill in, sign, date and mail the enclosed Proxy as soon as possible. If you attend the meeting and vote in person, the Proxy will not be used. If the Proxy is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy will save the expense involved in further communication.

                            OXIS INTERNATIONAL, INC.
                        6040 N. CUTTER CIRCLE, SUITE 317
                            PORTLAND, OREGON  97217

                                                                    June 8, 1998

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 13, 1998

This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of OXIS International, Inc., a Delaware corporation ("OXIS" or the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders ("Meeting") to be held at the Fifth Avenue Suites Hotel, 506 S.W. Washington, Portland, Oregon 97205, on Monday, July 13, 1998 at 1:30 p.m. (local time) and at any subsequent time which may be necessary by the adjournment thereof.

If you were a holder of record of Common Stock, Series B Preferred Stock or Series C Preferred Stock of the Company (the "Voting Stock") at the close of business on June 5, 1998, you are entitled to vote at the Meeting and your presence is desired. However, to assure your representation at the Meeting, you are urged by the Board of Directors of the Company to sign and return the enclosed Proxy as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the meeting or by delivery of a duly executed written statement to that effect delivered to the Secretary of the Company.

The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and form of Proxy and the Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The Company has engaged Corporate Investor Communications to assist the Company in the distribution and solicitation of Proxies and has agreed to pay Corporate Investor Communications a fee of $900 plus expenses for its services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission, in sending Proxies and Proxy materials to the beneficial owners of the Company's Common Stock and voting Preferred Stock. Officers or employees of the Company may also solicit Proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as officers or employees.

At the close of business on June 5, 1998, 35,909,127 shares of Common Stock, 642,583 shares of Series B Preferred Stock, 884,855 shares of Series C Preferred Stock and 700 shares of Series D Preferred Stock were outstanding. Shares of Series B and Series C Preferred Stock are entitled to vote at the Annual Meeting. Each share of Common Stock and Series B Preferred Stock outstanding as of June 5, 1998, is entitled to one vote. Each share of Series C Preferred Stock outstanding as of June 5, 1998, is entitled to the number of votes equal to the number of shares of Common Stock into which the Series C Preferred share is convertible times 1.30 divided by the average closing bid price of the Company's Common Stock during the fifteen (15) consecutive trading days immediately prior to the date such share of Series C Preferred Stock was purchased. Shares of Series D Preferred Stock outstanding as of June 5, 1998, are not entitled to vote at the Annual Meeting. As of the record date, each share of Series C Preferred Stock is entitled to 1.08 1.15 votes, resulting in a total of 966,713 votes for all of the Series C Preferred Stock outstanding. This Proxy Statement and the enclosed Proxy are first being mailed to the stockholders of the Company on or about June 8, 1998.


                           PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received at the Company's executive offices on or before December 29, 1998, for inclusion in the Company's Proxy Statement with respect to such meeting.

                           PROXIES AND VOTE REQUIRED

PROXIES

The persons named as Proxies for the Meeting in the enclosed proxy card (Ray R. Rogers, Chairman of the Board and Chief Executive Officer and Stuart S. Lang, member of the Company's Board of Directors) were selected by OXIS' Board of Directors.

VOTING OF PROXIES

All properly executed Proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of Proxy will be voted FOR approval of all proposals in accordance with the recommendation of the Board of Directors of the Company. Any stockholder signing a Proxy has the power to revoke it prior to the Meeting, or at the Meeting, prior to the vote pursuant to the Proxy. A Proxy may be revoked by delivering a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Meeting and voting in person.

VOTE REQUIRED

Under Delaware law, approval of the amendments of OXIS' Second Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock and to decrease its par value and the proposal to authorize the Company's Board of Directors to effect a reverse stock split of the Company's outstanding Common Stock require the affirmative vote of both (1) the holders of the majority of the outstanding shares of OXIS Common Stock and (2) the holders of the majority of the outstanding shares of all of the Voting Stock; abstentions will be treated as votes against. The election of directors requires a plurality of the votes of the shares of Voting Stock present in person or represented by Proxy and entitled to vote thereon. If a quorum is present those nominees receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director. For any other matter submitted to stockholders at the Meeting, if a quorum is present the affirmative vote of the majority of the shares voted is required for approval. As a result, abstention votes have the effect of a vote against such matters.

The presence in person or by Proxy of a majority of the votes of the shares of the Voting Stock outstanding and entitled to vote at the Meeting is required for a quorum.

EFFECT OF BROKER NON-VOTES

"Broker Non-Votes" occur when a broker holding shares of stock in street name withholds its vote on certain non-routine matters because the broker has not received instructions from the beneficial owner of those shares of stock and does not have discretionary authority to vote on such non-routine matters without such instructions. Under the Rules of the National Association of Securities Dealers, Inc., brokers holding shares of stock in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by Proxy, on certain "non-routine" matters as defined under those Rules. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on "routine" matters and must withhold its votes as to any non-routine matters. When a Proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner, the resulting Proxy is considered a "limited Proxy". Shares represented by limited Proxies are considered present for quorum purposes. However, shares represented by limited Proxies are not considered present for purposes of determining the total number of shares with voting power present with regard to a non-routine proposal. The resulting broker non-vote will not be counted for or against such non-routine proposal.

Proposal 3 (amendment to the Second Restated Certificate of Incorporation to reduce the par value of OXIS Common Stock) and Proposal 4 (authorizing the Company's Board of Directors to effect a reverse stock split) are "non-routine" proposals. However, Proposal 3 and Proposal 4 require the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Thus, all shares represented by a limited Proxy at the Meeting, even if unauthorized to vote for or against the amendment to the Second Restated Certificate of Incorporation to reduce the par value of OXIS Common Stock and the proposal to authorize the Company's Board of Directors to effect a reverse stock split would be included. Broker non-votes will therefore be counted in the total pool of votes respecting Proposals 3 and 4. The ultimate effect will be that broker non-votes will have the same effect as votes against Proposals 3 and 4. Proposal 1 (Election of Directors) and Proposal 2 (amendment to the Second Restated Certificate of Incorporation to increase the number of authorized Common shares) are "routine" matters upon which brokers can cast votes with or without specific instructions from the beneficial holders and are thus counted for purposes of determining whether such Proposals have been approved.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

The Board of Directors of the Company currently consists of nine individuals, all of whom have been nominated for election at the Meeting. Unless otherwise instructed, the Proxy holders will vote the Proxies held by them for the Company's nine nominees. In the event that any such nominee is unable or declines to accept nomination or election, the Proxies will be voted for any nominee who shall be recommended by the present Board of Directors. Directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The names and ages of the nine nominees for director are set forth below:

            Name           Age          Position
            ----           ---          --------
Ray R. Rogers               58        Chairman of the Board and
                                      Chief Executive Officer
Anna D. Barker, Ph.D.       58        Director
Timothy G. Biro             44        Director
Richard A. Davis            62        Director
Brenda D. Gavin, D.V.M.     49        Director
Stuart S. Lang              61        Director
James D. McCamant           64        Director
David A. Needham, Ph.D.     59        Director
A.R. Sitaraman              64        Director

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE COMPANY'S BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF SECURITIES

Common Stock
------------

The following table sets forth certain information, as of May 15, 1998, with respect to persons known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and beneficial ownership by directors, director nominees and executive officers of the Company's Common Stock. Executive officers not required to be included in the Summary Compensation Table are not shown individually, but are included in the line captioned "Executive officers and directors as a group -- 12 persons".

  Name and, as                             Amount and nature          Percent of
  appropriate, address                    of beneficial ownership      class/1/
  --------------------                    -----------------------     ----------
  Credit Suisse Asset Management Funds
  Uraniastrasse 9
  P.O. Box 800
  8070 Zurich, Switzerland                    2,300,000 /13/             6.32%


  Pictet & Cie
  29 Bd Georges Favon
  P.O. Box 5130
  1204 Geneva, Switzerland                    2,285,714 /14/             6.28%


  S.R. One Limited
  565 E. Swedesford Road, Suite 315
  Wayne, PA  19087                            2,016,948 /2//15/          5.52%


  Dr. Anna D. Barker                          1,052,804 /3//4/           2.93%


  Timothy G. Biro                                30,500 /3//5/           *


  Richard A. Davis                               21,400 /3//11/          *


  Dr. Brenda D. Gavin                         2,039,948 /3//6//12/       5.58%


  Stuart S. Lang                                 29,000 /3/              *


  James D. McCamant                             323,722 /3//7/           *


  Dr. David A. Needham                           30,000 /3//8/           *


  Jon S. Pitcher                                123,417 /3/              *


  Dr. Timothy C. Rodell                         238,332 /3/              *


  Ray R. Rogers                                 782,033 /3//9/           2.17%


  A.R. Sitaraman                                 76,700 /3//10/          *


  Executive officers and directors
   as a group -- 12 persons                   4,814,522                  12.90%

  * Less than one percent.

/1/ As required by regulations of the Securities and Exchange Commission, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares which can be purchased within 60 days have been purchased by the respective person or group and are outstanding.
/2/ The holdings of S.R. One Limited include 428,389 shares of the Company's Series B Preferred Stock which are convertible into an equal number of shares of Common Stock, a $500,000 convertible term note convertible at the conversion rate effective February 28, 1998, into 1,226,821 shares of Common Stock, and a warrant exercisable for 150,000 shares of Common Stock.
/3/ The holding of directors Davis and Gavin each include 15,000 shares of Common Stock subject to options. The holdings of directors Lang and McCamant each include 25,000 shares of Common Stock subject to options.
     The holdings of directors Biro, Needham and Sitaraman each include 30,000 shares of Common Stock subject to options. The holdings of Anna D. Barker include 174,665 shares of Common Stock subject to options. The holdings of Jon S. Pitcher include 100,792 shares of Common Stock subject to options. The holdings of Timothy C. Rodell include 233,332 shares of Common Stock subject to options. The holdings of Ray R. Rogers include 179,665 shares of Common Stock subject to options.
/4/ Dr. Barker's holdings include 401,285 shares of Common Stock owned by Dr. Barker jointly with her spouse.

/5/ Mr. Biro disclaims beneficial ownership of 25,000 shares of Common Stock subject to options.
/6/ Dr. Gavin is Vice President of S.R. One Limited. S.R. One Limited owns 1,170,610 shares of Common Stock, 428,389 shares of the Company's Series B Preferred Stock, and a warrant exercisable for 150,000 shares of Common Stock. S.R. One Limited also has entered into an agreement with the Company to purchase an additional 267,949 shares of Common Stock following OXIS' annual meeting of stockholders on July 13, 1998, provided the stockholders approve Proposal No. 2. The holdings of S.R. One Limited are included in Dr. Gavin's holdings, but Dr. Gavin disclaims beneficial ownership of the OXIS securities owned by S.R. One Limited.
/7/ Mr. McCamant's shares include 120,000 shares of Common Stock and 77,000 shares of the Company's Series C Preferred Stock (which are convertible into 111,222 common shares) owned by American Health Care Fund, L.P., a limited partnership of which Mr. McCamant is the sole general partner. Mr. McCamant also owns 85% of Piedmont Venture Group, which is a major investor in American Health Care Fund, L.P.
/8/ Dr. Needham is a consultant to the investment advisory firm which advises Alta-Berkeley L.P. II. Dr. Needham disclaims beneficial ownership of 543,322 shares of Common Stock, 199,342 shares of Series C Preferred Stock and an option to purchase 16,452 shares of Common Stock owned by Alta-Berkeley, L.P. II.
/9/ Included are 10,000 shares of Common Stock owned by his individual retirement account, as to which Mr. Rogers exercises voting and investment power.
/10/ Mr. Sitaraman's holdings include 15,300 shares of Common Stock owned by his SEP-IRA, 8,700 shares of Common Stock owned by his wife's SEP-IRA, 6,000 shares of Common Stock owned in equal amounts by Mr. Sitaraman's and his spouse's individual retirement accounts and 16,700 shares of Common Stock owned jointly with his spouse.
/11/ Mr. Davis' holdings include 6,400 shares of Common Stock owned by Mr.
     Davis jointly with his spouse.
/12/ Dr. Gavin's holdings include 8,000 shares of Common Stock owned by Dr.
     Gavin jointly with her spouse.
/13/ The holdings of Credit Suisse Asset Management Fund include 693,181 shares of Common Stock to be issued following OXIS' annual meeting of stockholders on July 13, 1998, provided the shareholders approve Proposal No. 2.
/14/ The holdings of Pictet & Cie include 688,876 shares of Common Stock to be issued following OXIS' annual meeting of stockholders on July 13, 1998, provided the shareholders approve Proposal No. 2.
/15/ The holdings of S.R. One Limited include 267,949 shares of Common Stock to be issued following OXIS' annual meeting of stockholders on July 13, 1998, provided the shareholders approve Proposal No. 2.


Series B Preferred Stock
------------------------

The following table sets forth certain information, as of May 15, 1998, with respect to persons known by the Company to be the beneficial owner of more than five percent of the Company's Series B Preferred Stock.

                                         Amount and nature          Percent of
  Name and address                    of beneficial ownership         class
  ----------------                    -----------------------       ----------
  S.R. One Limited
  565 E. Swedesford Road, Suite 315
  Wayne, PA  19087                              428,389               66.67%

  Brantley Venture Partners II, L.P.
  20600 Chagrin Blvd., Suite 1150
  Cleveland, OH  44122                          214,194               33.33%


Series C Preferred Stock
------------------------

The following table sets forth certain information, as of May 15, 1998, with respect to persons known by the Company to be the beneficial owner of more than five percent of the Company's Series C Preferred Stock.

                                         Amount and nature          Percent of
  Name and address                    of beneficial ownership         class
  ----------------                    -----------------------       ----------
  Rauch & Co.
  c/o State Street Bank & Trust
  225 Franklin Street
  Boston, MA  02110                             200,000               19.58%

                                         Amount and nature          Percent of
  Name and address                    of beneficial ownership         class
  ----------------                    -----------------------       ----------
  Alta-Berkeley, L.P. II
  9-10 Savile Row
  London W1X 1AF, United Kingdom               199,342                19.51%

  Finovelec S.A.
  6, rue Ancelle
  92521 Neuilly Cedex, France                  155,555                15.23%

  Finno S.A.
  4, Avenue Hoche
  75008 Paris, France                          136,842                13.39%

  Sofinnova Capital F.C.P.R.
  51, rue Saint Georges
  75009 Paris, France                           94,051                 9.21%

  Sofinnova S.A.
  51, rue St. Georges
  75009 Paris, France                           62,700                 6.14%

  American Health Care Fund, L.P.
  2748 Adeline, Suite A
  Berkeley, CA  94703                           77,000                 7.54%

  Marc Dumont
  37 Chemin Jean Achard
  CH-1231 Conches Geneve Switzerland            76,977                 7.53%

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding the directors, nominees and executive officers of the Company.

ANNA D. BARKER, PH.D.
AGE:  58

Dr. Barker has been a director of the Company since May 10, 1993, and also previously served as the President and Chief Executive Officer of International BioClinical, Inc. ("IBC") from 1992 until its merger with OXIS in 1994. She served as President and Chief Executive Officer of OXIS from September 7, 1994 until her resignation effective March 18, 1998. Dr. Barker has over 20 years of senior international management experience with Battelle Memorial Institute.
She holds B.S. and M.S. degrees from Morehead State University and Ohio State University, respectively. Dr. Barker received her Ph.D. degree in Microbiology from Ohio State University in 1971.

TIMOTHY G. BIRO
AGE:  44

Mr. Biro has been a director of the Company since August 15, 1995. Mr. Biro is currently the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital partnership which invests in early-stage technology based businesses. In addition to being a director of OXIS, Mr. Biro is a member of the board of directors of Collaborative Clinical Research, Inc.

Mr. Biro was previously a general partner of Brantley Ventures Partners II, L.P. and Brantley Venture Partners III, L.P. Prior to joining Brantley Venture Partners in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro holds B.S. degrees in Microbiology from Pennsylvania State University and in Pharmacy from Temple University, and an MBA from the Wharton School of Business.

RICHARD A. DAVIS
AGE:  62

Mr. Davis has been a member of the Board since January 28, 1998. Mr. Davis is currently President and Chief Executive Officer of Pentzer Corporation, a private investment company and subsidiary of The Washington Water Power Company. He has 20 years of service with Pacific Northwest Bell (now US West Communications). He has served as Chief of Staff to former Washington Governor Booth Gardner, chief executive of the State of Washington's Department of Labor and Industries and director of the state's Office of Financial Management.

Mr. Davis received a B.S. degree from the University of Oregon and attended advanced programs at both the University of Illinois and Stanford University. He has served as an advisor to the Washington State Investment Board and has served on the boards of several medical diagnostic companies. He currently is on the Board of Regents for Washington State University, serves on the Washington Technology Alliance Board, and is Past Chair of the Association of Washington Business.

BRENDA D. GAVIN, D.V.M.
AGE:  49

Dr. Gavin has been a director of the Company since May 9, 1997. In addition to being a director of OXIS, Dr. Gavin is a member of the board of Directors of Synbiotics Corporation.

Dr. Gavin is currently Vice President of S.R. One Limited. She both makes new investments and assists in the development of companies in the S.R. One portfolio. Prior to joining S.R. One, Dr. Gavin was Director of Business Development for SmithKline Beecham Animal Health Products. She also held business development positions with IMC in the Chicago area and previously worked for the Centers for Disease Control in Atlanta, Georgia. Dr. Gavin holds a B.S. degree from Baylor University, a D.V.M. from the University of Missouri, and a M.B.A. from the University of Texas-San Antonio.

STUART S. LANG
AGE:  61

Mr. Lang has been a director of the Company since January 19, 1996.

Mr. Lang has worked in the accounting field for over 25 years. He has been a tax partner and subsequently partner in charge of the Portland office of a national CPA firm. He founded a local accounting firm, The Lang Group, in Portland, Oregon, in 1985, and was managing member of that firm until 1997 when it combined with Yergen & Meyer LLP. Mr. Lang currently divides his time between public accounting and as an officer of a merger and acquisition advisory company.

Mr. Lang is past Chairman of IA International, an international affiliation of independent accounting firms. He has served as a member of AICPA tax subcommittees, including Responsibilities in Tax Practice, and as chairman of the OSCPA Taxation and Estate Planning Committees.

JAMES D. MCCAMANT
AGE:  64

Mr. McCamant has been a director of the Company since January 19, 1996.

Mr. McCamant is the editor of the Medical Technology Stock Letter and the AgBiotech Stock Letter. He has held those positions since the founding of those newsletters in December 1983 and August 1988 respectively. In addition, Mr. McCamant is the President of Piedmont Venture Group, the publisher of the two letters.

Mr. McCamant is the general partner of American Health Care Fund, L.P., an investment partnership with a focus on investing in biotechnology stocks. From 1960 until he began the investment letter business, Mr. McCamant worked as a broker, analyst and principal for a number of brokerage firms in Northern California.

DAVID A. NEEDHAM, PH.D.
AGE:  59

Dr. Needham has been a director of OXIS since September 16, 1994. He is a consultant with Alta-Berkeley Associates, London, England, a venture capital group that invests in healthcare, including biotechnology, media and information services businesses. Dr. Needham has worked with Alta-Berkeley since 1985 and is a director of several private companies in which Alta-Berkeley has invested.

Dr. Needham is a graduate of Imperial College, University of London with B.Sc. Hons, and a Ph.D. in Aeronautical Engineering.

RAY R. ROGERS
AGE:  58

Mr. Rogers has been Chairman of the Board of the Company since May 10, 1993, and Chief Executive Officer since March 18, 1998. He also served as Chairman of the Board of Directors of IBC from its organization in 1983 until its merger with the Company in 1994. Mr. Rogers served as President and Chief Executive Officer of IBC from 1983 until 1992, when he recruited Dr. Barker to serve those roles.

Prior to his involvement with IBC, Mr. Rogers was the principal in charge of consulting services at the Portland, Oregon, office of the international accounting firm of Arthur Young & Company. Mr. Rogers received his B.S. degree in Business Administration in 1964 from California State University, Chico.

A.R. SITARAMAN
AGE:  64

Mr. Sitaraman has been a director of the Company since May 10, 1993. Mr. Sitaraman earned an industrial engineering degree prior to graduating from the Indian Air Force Flying College and embarking upon an 18-year career as a pilot and instructor in the Indian Air Force.

Mr. Sitaraman is the President and Chief Executive Officer of Sitrex International, Inc., a corporation involved in development, syndication and consulting in the real estate industry, in addition to the import and export business.

JON S. PITCHER
AGE:  48

Mr. Pitcher, a Certified Public Accountant, has been Vice President and Chief Financial Officer of OXIS since September 7, 1994, and Secretary of the Company since August 15, 1995. Prior to the merger of IBC with the Company, Mr. Pitcher was Chief Financial Officer of IBC, a position he had held since 1991.

Prior to joining IBC, Mr. Pitcher was a partner in the international accounting firm, Ernst & Young, specializing in services to health care clients. Mr. Pitcher received his B.S. degree in Business Administration from Pepperdine University in 1971 and his M.S. degree in Management from UCLA in 1973.

HUMBERTO V. REYES
AGE:  52

Effective March 18, 1998, Mr. Reyes was appointed President of OXIS Health Products, Inc., a newly-formed subsidiary of the Company. Mr. Reyes joined the Company in August 1997 as Senior Vice President. Prior to joining OXIS, Mr. Reyes was Chief Executive Officer of BPR Health International, a start up company involved in alternative health care products. Previous to BPR Health International, Mr. Reyes was Vice President and General Manager of the Chromatography Division of Varian & Associates. Mr. Reyes received a B.S. in Chemistry from the University of Puerto Rico in 1967.

TIMOTHY C. RODELL, M.D.
AGE:  47

Dr. Rodell was Chief Operating Officer of the Company from March 1, 1996 until March 18, 1998 when he was appointed President of OXIS Therapeutics, Inc., a newly-formed subsidiary of the Company. Dr. Rodell is also President of OXIS International S.A. Prior to joining OXIS, Dr. Rodell spent ten years with Cortech, Inc., a Denver-based biopharmaceutical company, where he was most recently Executive Vice President of Operations and Product Development. At Cortech, Dr. Rodell was responsible for all phases of drug development including regulatory affairs and clinical trials.

Dr. Rodell received his M.D. and A.B. degrees from the University of North Carolina, at Chapel Hill. He subsequently completed post-doctoral training at the Eleanor Roosevelt Institute for Cancer Research and the Webb-Waring Lung Institute in Denver, Colorado. Dr. Rodell is Board Certified in Internal Medicine and Pulmonary Medicine and is a Fellow of the American College of Chest Physicians.


BOARD AND COMMITTEE MEETINGS

The Board of Directors has a Compensation Committee, whose function is to administer the Company's 1994 Stock Incentive Plan and other compensation plans and to act upon such other compensation matters as may be referred to it by the Board. The members of the Committee during 1997 were Messrs. Biro, Lang, and Sitaraman. The Compensation Committee met four times during 1997.

The Board has an Audit Committee which oversees the Company's internal accounting procedures and consults with, and reviews the reports of, the Company's independent accountants. The members of the Committee during 1997
were Messrs. Biro, Lang and Sitaraman.  The Audit Committee met   three times
during 1997.

During the year ended December 31, 1997, the Board of Directors of the Company met nine times, and each director, except for Dr. Needham, attended at least 75% of the Company's Board meetings. Dr. Needham attended six of the nine meetings. The Board does not have a separate nominating committee.

COMPENSATION OF EXECUTIVE OFFICERS

DIRECTORS

The Company pays an annual fee of $4,000 to each non-employee director and an additional $1,000 to non-employee directors for serving as committee chairmen, but does not pay meeting fees. Directors are also reimbursed for their expenses incurred in attending meetings. Employee directors receive no compensation as directors. Compensation is also paid for special assignments.

Under the Company's 1994 Stock Incentive Plan non-employee directors are awarded options to purchase 15,000 shares of Common Stock upon becoming directors of the Company and options to purchase 5,000 shares of Common Stock annually thereafter.

EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

The following table shows the compensation paid during the last three years to Company officers who received more than $100,000, or served as Chief Executive
Officer:


                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                               ANNUAL COMPENSATION      AWARDS
                                                               -------------------      ------
       NAME AND POSITION                               YEAR     SALARY      BONUS       OPTIONS
     Ray R. Rogers,
      Chairman of the Board /7/                        1997    $185,000   $37,000/2/   100,000/1/
                                                       1996    $185,000        --       62,000/3/
                                                       1995    $185,000   $42,000/5/    55,000/4/

     Dr. Anna D. Barker,
      President and Chief Executive Officer /7/        1997    $185,000   $27,750/2/   100,000/1/
                                                       1996    $185,000        --       62,000/3/
                                                       1995    $185,000   $42,000/5/    55,000/4/

     Dr. Timothy C. Rodell,
      Chief Operating Officer
      (from March 1, 1996)                             1997    $220,000   $15,000/2/    50,000/1/
                                                       1996    $183,334        --      325,000/6/

     Jon S. Pitcher,
      Vice President, Chief Financial Officer          1997    $110,400   $14,000/2/    50,000/1/
      and Secretary                                    1996    $105,000        --       35,000/3/
                                                       1995    $ 91,333   $10,500/5/    25,000/4/


   1/ Options to purchase 100,000 shares of Common Stock each awarded to Mr.
      Rogers and Dr. Barker and options to purchase 50,000 shares of Common Stock each awarded to Dr. Rodell and Mr. Pitcher as part of their 1997 compensation.
   2/ Bonuses for 1997 approved by the Compensation Committee.
   3/ Options to purchase 62,000 shares of Common Stock each awarded to Mr.
      Rogers and Dr. Barker and options to purchase 35,000 shares of Common Stock awarded to Mr. Pitcher as part of their 1996 compensation.
   4/ Options to purchase 55,000 shares of Common Stock each awarded to Mr.
      Rogers and Dr. Barker and options to purchase 25,000 shares of Common Stock awarded to Mr. Pitcher as part of their 1995 compensation.
   5/ Bonuses for 1995 of which $27,000 each for Mr. Rogers and Dr. Barker and
      $10,500 for Mr. Pitcher were approved by the Compensation Committee in March 1996.
   6/ Options to purchase 300,000 shares of Common Stock awarded to Dr. Rodell as part of his initial employment agreement and options to purchase an additional 25,000 shares of Common Stock awarded as part of his 1996 compensation.
   7/ Effective March 18, 1998, Dr. Barker resigned as the Company's President and Chief Executive Officer and Mr. Rogers was appointed Chief Executive Officer.

In connection with Dr. Barker's resignation as the Company's President and Chief Executive Officer, the Company and Dr. Barker have entered into a consulting agreement pursuant to which the Company has agreed to pay to Dr. Barker $15,417 per month for a nine-month period. Pursuant to the agreement, Dr. Barker has become fully vested with respect to all stock options issued to her by the Company, and her right to exercise such options has been extended until a date two years and nine months following her resignation.


                       OPTION GRANTS IN LAST FISCAL YEAR

Options granted to executive officers of the Company who are included in the Summary Compensation Table above for 1997 were as shown below:



                                       Individual Grants
-----------------------------------------------------------------------------------------
                      Number of             % of total
                    common shares       options granted      Exercise
                     underlying           to employees       price per           Expiration
  Name                 grant                in 1997           share                 date
  ----                 -----                -------           -----                 ----
  Ray R. Rogers          100,000 1/           14%            $.53125         September 14, 2007
                                 --
  Anna D. Barker         100,000 1/           14%            $.53125         September 14, 2007
                                 --
  Timothy C. Rodell       50,000 1/            7%            $.53125         September 14, 2007
                                 --
  Jon S. Pitcher          50,000 1/            7%            $.53125         September 14, 2007
                                 --

  1/  The options granted to the executive officers during 1997 become
  --
  exercisable as to 1/3 of the shares in each of 1997, 1998 and 1999.

FISCAL YEAR END OPTION VALUES

During 1997, no options were exercised by any of the Company's executive officers. All options issued to executive officers who are included in the Summary Compensation Table above are shown below.


                                Number of
                               common shares            Value of
                                underlying             unexercised
                                unexercised            in-the-money
                                options at              options at
                               December 31,            December 31,
Name                               1997                    1997
----                    --------------------------         ----
                        Exercisable  Unexercisable
                        -----------  -------------
Ray R. Rogers             179,666       87,334             $0
Anna D. Barker            174,666       87,334             $0
Timothy C. Rodell         133,332      241,668             $0
Jon S. Pitcher            100,791       45,002             $0



                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, the following persons (directors and/or executive officers of the Company) failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, for transactions or events occurring in the preceding fiscal year ended December 31, 1997:

                        Number      Transactions not     Form not
Name                  of reports    timely reported    timely filed

  Ray R. Rogers           1                1              Form 5
  Anna D. Barker          1                1              Form 5
  Timothy C. Rodell       1                1              Form 5
  Jon S. Pitcher          1                1              Form 5
  Timothy G. Biro         1                1              Form 5
  Brenda A. Gavin         1                1              Form 3
  Stuart S. Lang          1                1              Form 5
  David A. Needham        1                1              Form 5
  James D. McCamant       1                1              Forms 4 and 5
  A.R. Sitaraman          1                1              Form 5


All of the above forms have now been filed. All of the transactions in Company securities as to which late filings were made as listed above (other than the Form 3 for Dr. Gavin and Form 4 for Mr. McCamant) consisted of the grant of options pursuant to the Company's 1994 Stock Incentive Plan. None of such options have been exercised.

PROPOSAL NO. 2 -- AMENDMENT TO THE COMPANY'S SECOND RESTATED CERTIFICATE OF
                     INCORPORATION  (ITEM 2 ON PROXY CARD)

INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES

The Board of Directors of OXIS has adopted a resolution to amend the first paragraph of Article FOURTH of the Second Restated Certificate of Incorporation of OXIS to increase the number of authorized shares of OXIS Common Stock from 50,000,000 to 95,000,000 shares. Upon adoption of this amendment and the amendment proposed in Proposal No. 3, which would reduce the par value of OXIS Common Stock to one-tenth of one cent ($.001), the first paragraph of Article FOURTH of the Second Restated Certificate of Incorporation of OXIS would read in its entirety as follows:

            FOURTH: The Company is authorized to issue a total of ninety-five million (95,000,000) shares of Common Stock, each of which shares of Common Stock has a par value of one-tenth of one cent ($.001). Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote. All duly authorized One Dollar ($1.00) and Fifty Cent ($.50) par value shares outstanding shall be deemed shares having a par value of one-tenth of one cent ($.001).

If Proposal No. 3 is not approved, the par value of OXIS Common Stock will remain at fifty cents ($.50).

The purpose of such amendment is to increase the number of authorized shares of OXIS Common Stock from 50,000,000 to 95,000,000 shares. As of June 5, 1998,
OXIS had outstanding 35,909,127   shares of Common Stock.  Some of the
additional authorized shares will be sold in connection with the Private Placement (as defined below).

Between April 28, 1998 and May 7, 1998 the Company offered and sold, pursuant to Regulation D, an exemption from the registration requirements of the Securities Act of 1933, as amended, shares of its Common Stock and warrants (the "Private Placement"). The investors in the Private Placement were primarily situated in countries other than the United States. Investors in the Private Placement purchased units, each consisting of one share of Common Stock and a warrant to purchase one share of Common Stock. The investors purchased each unit at a price equal to the closing price of the Common Stock as quoted on the NASDAQ National Market for the preceding trading day. The warrants to purchase Common Stock have an exercise price equal to one hundred twenty percent (120%) of the purchase price of the units. The Private Placement was structured to be conducted in two (2) closings. In the first closing, 6,936,142 units were sold, with gross proceeds of $6,259,060. The number of shares of Common Stock and warrants purchased by the investors in the Private Placement distributed in connection with the first closing held under the Private Placement Agreement did not obligate or cause the Company to issue shares of Common Stock in excess of the number currently authorized. In the event that Proposal No. 2 is approved an additional 2,992,249 units will be sold by the Company to the same investors upon the same terms and conditions as in the initial closing. The $2,700,155 required to purchase units at the subsequent closing have already been committed to the Company and are being held by an escrow agent pending approval of Proposal No. 2. The Company has agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the securities issued in the Private Placement.

The OXIS Board believes that it is desirable for OXIS to have additional authorized but unissued shares of OXIS Common Stock to provide flexibility to act promptly with respect to acquisitions, public and private financings, stock dividends and for other appropriate purposes. Approval of the increase now will eliminate delays and the expense which otherwise would be incurred if stockholder approval were required to increase the authorized number of shares of OXIS Common Stock for possible future transactions involving the issuance of additional shares. However, the rules of the National Association of Securities Dealers ("NASD") governing corporations with securities listed on the Nasdaq National Market would still require stockholder approval by a majority of the total votes cast in person or by Proxy prior to the issuance of designated securities (i) where the issuance would result in a change of control of the Company, (ii) in connection with the acquisition of the stock or assets of another company if an affiliate of the Company has certain interlocking interests with the Company to be acquired or where the Company issues more than twenty percent (20%) of its currently outstanding shares of Common Stock or
(iii) in connection with a transaction other than a public offering involving the sale or issuance of more than twenty percent (20%) of the Common Stock or voting power outstanding before the issuance, subject to certain exceptions or application to the NASD.

The additional shares of OXIS Common Stock may be issued, subject to certain exceptions, by the Company's Board of Directors at such times, in such amounts and upon such terms as the OXIS Board may determine without further approval of the stockholders. Any such issuance could reduce the current stockholders' proportionate interests in OXIS or dilute the stock ownership of persons seeking to obtain control of OXIS, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Stockholders have no preemptive rights to subscribe to additional shares when issued.

VOTE REQUIRED

The approval of the amendment of OXIS' Second Restated Certificate of Incorporation to increase the number of authorized Common shares requires the affirmative vote of (1) the holders of the majority of the outstanding shares of OXIS Common Stock and (2) the holders of a majority of the outstanding shares of all of the Voting Stock. Consequently, abstentions will have the effect of a vote against the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO OXIS' SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

PROPOSAL NO. 3 --AMENDMENT TO THE COMPANY'S SECOND RESTATED CERTIFICATE OF
                     INCORPORATION  (ITEM 3 ON PROXY CARD)

REDUCTION IN PAR VALUE OF COMMON STOCK

The Board of Directors of OXIS has adopted a resolution to amend the first paragraph of Article FOURTH of the Second Restated Certificate of Incorporation of OXIS to reduce the par value of OXIS Common Stock from fifty cents ($.50) to one-tenth of one cent ($.001).

PURPOSE AND EFFECT OF REDUCTION IN PAR VALUE OF COMMON STOCK

Section 153 of the Delaware General Corporation Law provides that shares of stock may not be issued for consideration less than the par value thereof. The OXIS Board believes that it is desirable for OXIS to reduce the par value of OXIS Common Stock to provide the Company with the ability to issue and sell additional Common Stock for consideration less than $.50 per share, if such pricing is required by market conditions. The reduction of par value would also allow the Company to issue options or warrants with exercise prices less than $.50 per share. Recent trading of the Company's Common Stock at certain times at prices less than $.50 have, in the opinion of the OXIS Board, made the reduction of the par value of OXIS Common Stock necessary in order that the Company may continue to appropriately raise additional capital and issue options and warrants at prices commensurate with its trading prices.

Although the Board of Directors has no present intention of doing so, the reduction in par value could allow the Company to issue additional shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. In addition, as a matter of Delaware law, assuming the passage of Proposal No. 3, if the Board of Directors acts to reduce the capital of the Company to a level commensurate with the new par value of $.001, the Company will have the ability to effect certain dividends, distributions or redemptions which it otherwise could not given the current $.50 par value of its Common Stock.

VOTE REQUIRED

The approval of the amendment of OXIS' Second Restated Certificate of Incorporation to reduce the par value of OXIS Common Stock requires the affirmative vote of (1) the holders of the majority of the outstanding shares of OXIS Common Stock and (2) the holders of a majority of the outstanding shares of all of the Voting Stock. Consequently, abstentions will have the effect of a vote against the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO OXIS' SECOND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF OXIS COMMON STOCK.

PROPOSAL NO. 4 -- AUTHORIZATION OF BOARD OF DIRECTORS TO EFFECT REVERSE STOCK
         SPLIT OF OUTSTANDING SHARES OF COMMON STOCK (ITEM 4 ON PROXY CARD)

GENERAL

The Board of Directors is seeking to obtain stockholder authorization for the Board of Directors of the Company at its discretion to amend the Second Restated Certificate of Incorporation of the Company (the "Amendment") to effect a reverse split of the Company's Common Stock pursuant to which each five (5) shares of Common Stock then outstanding will be converted into one share of Common Stock (the "Reverse Split"). If approved by the stockholders, the Board will have the authority without further stockholder approval to effect the Reverse Split. The Board of Directors reserves the right notwithstanding stockholder approval and without further action or approval by the stockholders, to decide not to proceed with the Amendment, if at any time prior to its effectiveness it determines, in its sole discretion, that the Amendment is no longer in the best interests of the Company and its stockholders.

In lieu of issuing the fractional shares that will result from the Reverse Split to stockholders of record whose shareholdings are not wholly divisible by five
(5) immediately prior to the Reverse Split, the Company will make a cash payment of any fractional shares to such persons based on the average reported closing bid and asked prices of the Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the Effective Date, as discussed below. The text of the Amendment will be in the form presented below. Subsequent to stockholder approval, the filing of the Amendment and the completion of the Reverse Split will only be effected if at any time prior to the Company's 1999 Annual Meeting of Stockholders, the Board of Directors, in it sole discretion, deems the implementation of the Amendment advisable.

Upon adoption of this proposal at the discretion of the Company's Board of Directors Article FOURTH of the Second Restated Certificate of Incorporation would be amended by appending to the current text the following provisions:

     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fifth (1/5) share of New Common Stock (the "New Common Stock "), subject to the treatment of fractional share interests as described below. Such reclassification and change of Old Common Stock into New Common Stock shall not change the par value per share of the shares reclassified and changed. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Common Stock Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Common Stock Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Common Stock Certificates," whether one or more) representing the number of whole shares of New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Common Stock Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Common Stock Certificates shall represent only the right to receive New Common Stock Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof.
     No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. A holder of Old Common Stock Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor in an amount equal to the product of (a) the fraction of such share and (b) the average of the closing reported bid and asked prices of one share of Old Common Stock, as reported on the NASDAQ National Market System, for the ten trading days immediately preceding the Effective Date for which transactions in Old Common Stock are reported thereon. If more than one Old Common Stock Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Common Stock Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Stock Certificates so surrendered. In the event that the Transfer Agent determines that a holder of Old Common Stock Certificates has not tendered all the holder's certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one holder shall not exceed the value of one share. If any New Common Stock Certificate is to be issued in a name other than that in which the Old Common Stock Certificates surrendered for exchange are issued, the Old Common Stock Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Common Stock Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

The principal effect of the Reverse Split if implemented, will be to decrease the number of outstanding shares of Common Stock from 35,909,127 (as of June 5, 1998) to approximately 7,181,825 shares. The number of shares of Common Stock issuable upon exercise of options and warrants and upon conversion of convertible preferred stock will likewise be reduced. The respective voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Split (other than as a result of payment of cash in lieu of fractional shares (as discussed below)). Also, the par value of the Common Stock and the number of authorized shares of the Company's capital stock will not be affected by the Reverse Split.

The Board of Directors believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual stockholdings will increase the bid price of the Common Stock and bring such bid price into compliance with the listing requirements of the NASDAQ National Market System. To come into compliance, the closing bid price of the Company's Common Stock must equal or exceed $1 for ten consecutive trading days. The Company is currently seeking a waiver from the NASD permitting the Company's Common Stock continued designation as a NASDAQ National Market security pending the effectiveness of the Reverse Split and subsequent trading in the Common Stock. No assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of shares outstanding resulting from the Reverse Split or that at any time in the future, the Company's Common Stock will not fail to be in compliance with NASDAQ National Market System requirements.

The Board of Directors further believes that the current relatively low per share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. While the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or the Company's reputation in the financial community, the Company believes that, in practice, this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing lower-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at lower prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

There can be no assurance that the Reverse Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the Reverse Split or that the approval of the Reverse Split will otherwise have any of the effects described herein.

Although the Board of Directors has no present intention of doing so, the larger number of shares available for future issuance subsequent to the Reverse Split could be used to create impediments to persons seeking to gain control of the Company or could be privately placed with purchasers favorable to the Board of Directors in opposing such action. Such additional shares could have the effect of discouraging unsolicited takeover attempts or be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders and the Company.

The current Proposals to amend the Certificate are not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. In addition, the Proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. The Board does not currently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to takeover or change control of the Company.

CERTIFICATES AND FRACTIONAL SHARES

Upon the effectiveness of the Reverse Split, the certificates presently representing shares of Common Stock will be deemed to represent one-fifth the number of shares of Common Stock indicated thereon. New certificates of Common Stock will be issued in due course as old certificates are tendered to the transfer agent for exchange or transfer. No fractional shares of Common Stock will be issued and, in lieu thereof, stockholders holding a number of shares of Common Stock not evenly divisible by five (5), and stockholders holding fewer than five (5) shares of Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of Common Stock. The price payable by the Company for the fractional shares of Common Stock will be determined by multiplying the fraction of a new share by the equivalent of the average of the closing bid and ask prices for one old share of Common Stock for the ten trading days immediately preceding the Effective Date of the Reverse Split for which transactions in the Common Stock are reported, as determined from the NASDAQ National Market System.

SOURCE OF FUNDS

The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company's stockholders list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay to redeem such shares. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

FEDERAL INCOME TAX CONSEQUENCES

Except as described below with respect to cash received in lieu of fractional share interests, the receipt of Common Stock in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the Reverse Split is approved, the tax basis of Common Stock received as a result of the Reverse Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Split will be included in the holding period of the Common Stock received as a result of the Reverse Split, including any fractional share interests to which a stockholder is entitled. A stockholder who receives cash in lieu of fractional shares of Common Stock will be treated as first receiving such fractional shares and then receiving cash equal to the difference between the amount of cash received and the adjusted basis of the fractional shares treated as surrendered for cash.

VOTE REQUIRED

The approval of the proposal to authorize the Company's Board of Directors to effect a reverse split of the Company's Common Stock requires the affirmative vote of (1) the holders of the majority of the outstanding shares of OXIS Common Stock and (2) the holders of a majority of the outstanding shares of all of the Voting Stock. Consequently, abstentions will have the effect of a vote against Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.


                       SELECTION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has been selected to act as the Company's principal accountant for the fiscal year ending December 31, 1998. Representatives of Deloitte & Touche are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to questions of stockholders.

                                 OTHER MATTERS

The Board of Directors of the Company knows of no other matters which are to be brought before the Meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.

It is important the Proxies be returned promptly. Therefore, stockholders who do not expect to attend the meeting in person are urged to fill in, sign, date and return the enclosed Proxy.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission, is being delivered simultaneously herewith to each stockholder of the Company of record as of June 5, 1998, and is incorporated by reference herein.

The Company's stock transfer agent and registrar is Boston EquiServe, P.O. Box 644, Boston, MA 02102. Telephone: (800) 442-2001.


                                    OXIS INTERNATIONAL, INC.


                                    By Ray R. Rogers
                                    Chairman and Chief Executive Officer

                            OXIS INTERNATIONAL, INC.

           PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Ray R. Rogers, Stuart S. Lang and each of them, as Proxies, each with the power to appoint his or her substitute, to represent and to vote, as designated on the reverse side, all the shares of Common Stock and voting Preferred Stock of OXIS International, Inc., held of record by, or otherwise entitled to be voted by, the undersigned on June 5, 1998 at the 1998 Annual Meeting of Stockholders of OXIS International, Inc., to be held on July 13, 1998 and any adjournment or postponement thereof.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                ----------------
                                SEE REVERSE SIDE
                                ----------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE FOR PROPOSALS 1, 2, 3 AND 4.


1.  ELECTION OF DIRECTORS

NOMINEES: Anna D. Barker, Ph.D.; Timothy G. Biro; Richard A. Davis; Brenda D. Gavin; Stuart S. Lang; James D. McCamant; David A. Needham, Ph.D.; Ray R. Rogers; A.R. Sitaraman



FOR ______         WITHHELD ______     FOR ALL NOMINEES EXCEPT AS NOTED _______


2. To approve the proposal to amend the Company's Second Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 95 ,000,000 shares.


FOR ______         AGAINST ______      ABSTAIN ______


3. To approve the proposal to amend the Company's Second Restated Certificate of Incorporation to reduce the par value of OXIS common stock from fifty cents ($.50) to one-tenth of one cent ($.001).


FOR ______         AGAINST ______      ABSTAIN ______



4. To authorize the Company's Board of Directors at its discretion to amend the Company's Second Restated Certificate of Incorporation to effect a one-for-five reverse split of the Company's Common Stock.


FOR ______         AGAINST ______      ABSTAIN ______


5.  OTHER MATTERS

    The Proxies are authorized to vote in their discretion, upon such other matters as may properly come before the meeting, and any adjournment or postponement thereof.

_______________________________________________________________________________
  PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE
                                              --------
                                   ENCLOSED.
--------------------------------------------------------------------------------


If stock is held jointly, signature should include both names. If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title. If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer. If stock is held by a partnership, please sign in partnership name by authorized person.



                         Signature: ______________________   Date: ___________


                         Signature: ______________________   Date: ___________